SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Clean Harbors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2006

Corporate Headquarters
1501 Washington Street
Braintree, Massachusetts 02185
Tel. 781-849-1800

To Our Fellow Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders, to be held on Friday, May 19, 2006 at the Langham Hotel, 250 Franklin Street, Boston, Massachusetts.

Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Thank you for your continued support of Clean Harbors. We look forward to seeing those shareholders who are able to attend the Annual Meeting on May 19.

Sincerely,

Alan S. McKim
Chairman of the Board

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, Massachusetts 02185

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Clean Harbors, Inc. (the “Company”), will be held at 9:00 a.m., local time, on Friday, May 19, 2006 at the Langham Hotel, 250 Franklin Street, Boston, Massachusetts, for the following purposes:

1.               To elect three (3) Class II members of the Board of Directors of the Company to serve until the 2009 Annual Meeting of Shareholders and until their respective successors are duly elected; and

2.               To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 7, 2006, will be entitled to notice and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

By order of the Board of Directors

C. Michael Malm, Secretary

April 14, 2006
Boston, Massachusetts

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, MA 02185

PROXY STATEMENT

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at the Langham Hotel, 250 Franklin Street, Boston, Massachusetts, on May 19, 2006, commencing at 9:00 a.m., local time, and any adjournment thereof.

PROXY SOLICITATION

Proxies in the accompanying form properly executed and received prior to the meeting and not revoked will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Secretary of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company’s directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to shareholders beginning on or about April 14, 2006.

INFORMATION AS TO VOTING SECURITIES

The holders of the Company’s Common Stock, $.01 par value (“Common Stock”), and Series B Convertible Preferred Stock, $.01 par value (“Series B Preferred Stock”), vote as a single group with respect to the election of directors and most other matters. Each issued and outstanding share of the Company’s Common Stock and Series B Preferred Stock is entitled to one vote. Only shareholders of record at the close of business on April 7, 2006 will be entitled to vote at the meeting. On April 7, 2006, there were 19,474,621 shares of Common Stock and 69,000 shares of Series B Preferred Stock outstanding. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

At the Annual Meeting, the shareholders will vote upon the proposed election of three Class II directors. Election of the Class II directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock and Series B Preferred Stock cast at the meeting. Votes withheld from any nominee for election as a director will have the effect of “against” votes. Abstentions on such election and any broker “non-votes” will be counted as present or represented for purposes of determining the presence of a quorum for the meeting, but not be taken into account in the voting. Broker “non-votes” occur when a broker holding shares in “street name” votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in “street name” have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on “routine” matters but not on “non-routine” matters. However, the election of directors is a “routine” matter, and brokers are therefore generally able to vote shares held in “street name” on such election without receiving instructions from the beneficial holders of such shares.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Alan S. McKim	51	Chairman of the Board of Directors, President and Chief Executive Officer
John D. Barr	58	Director
John P. DeVillars	57	Director
Daniel J. McCarthy	74	Lead Director
John T. Preston	56	Director
Andrea Robertson	48	Director
Thomas J. Shields	59	Director
Lorne R. Waxlax	72	Director
Eugene A. Cookson, Jr.	48	Executive Vice President – Business Line Management*
Jerry E. Correll	56	Senior Vice President and General Manager – South Region*
George L. Curtis	47	Senior Vice President – Pricing and Proposals*
William J. Geary	58	Executive Vice President and General Counsel *
Eric W. Gerstenberg	37	Senior Vice President – Disposal Operations *
Stephen H. Moynihan	50	Senior Vice President and Treasurer
William F. O’Connor	56	Senior Vice President – Risk Management *
David M. Parry	40	Senior Vice President – Sales and Services *
Anthony Pucillo	49	Executive Vice President – Sales, Marketing and Central Services *
Phillip G. Retallick	53	Senior Vice President – Compliance and Regulatory Affairs*
James M. Rutledge	53	Executive Vice President and Chief Financial and Accounting Officer
Michael J. Twohig	43	Senior Vice President and Chief Information Officer *
Brian P. Weber	38	Senior Vice President – Transportation *

*                    Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President and Chief Executive Officer. He serves as a director of most of the Company’s subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 2008.

John D. Barr is the Vice Chairman of Papa Murphy’s International, Inc., a privately-owned company which is the largest take-and-bake pizza chain in the United States. From 1999 to 2004, he served as President and Chief Executive Officer of Automotive Performance Industries, a privately-owned company providing a variety of logistical services to the major automotive manufacturers. From 1995 to 1999, he served as President and Chief Operating Officer and a Director of Quaker State Corporation, where he was involved in a number of acquisitions and divestitures prior to the acquisition of Quaker State Corporation by Pennzoil Company in 1999. From 1970 to 1995, Mr. Barr served in various capacities with the Valvoline Company, a subsidiary of Ashland, Inc., which culminated in an eight-year tenure as President and Chief Executive Officer. Mr. Barr serves as a director of United Auto Group, Inc., James Hardie Industries, N.V. and UST, Inc. Mr. Barr has served as a director of the Company since August 2003. His current term as a Class II director expires this year, and he is standing for re-election for a three-year term.

John P. DeVillars is the Managing Partner of BlueWave Strategies, LLC and BlueWave Capital, LLC, privately-owned strategic advisory and merchant banking enterprises providing consulting and financial advisory services to environmental and renewable energy companies. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a privately-owned company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds a Masters in Public Administration from Harvard University and a Bachelor of Arts from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a director of the Company since 2001. His current term as a Class III director expires in 2007.

Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a privately-owned computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., a privately-owned company. Mr. McCarthy holds AB and MBA degrees from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. He was elected in 2005 by the Board as Lead Director, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. His current term as a Class III director expires in 2007.

John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC, a privately-owned company,  and Senior Lecturer at the Massachusetts Institute of Technology (“MIT”). From 1992 through 1995, he served as Director of Technology Development at MIT. From 1986 to 1992 he was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston’s prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He has served as a director of the Company since 1995. His current term as a Class II director expires this year, and he is standing for re-election for a three-year term.

Andrea Robertson is the Group Executive, Corporate Treasurer of Mastercard International. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She has served as a director of the Company since June 2004. Her current term as a Class III director expires in 2007.

Thomas J. Shields is Managing Director of Shields & Company, Inc., a privately-owned investment-banking firm that he co-founded in 1991. He is currently a director of B.J.’s Wholesale Club, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. His current term as a Class I director expires in 2008.

Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.’s Wholesale Club, Inc. Mr. Waxlax holds a BBA degree from the

University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires this year, and he is standing for re-election for a three-year term.

Eugene A. Cookson, Jr. is Executive Vice President – Business Line Management. Mr. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately-owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

Jerry E. Correll is Senior Vice President and General Manager – South Region. Mr. Correll joined the Company in 2002. From 1986 to 2002 Mr. Correll held a variety of sales and operations management positions with Safety-Kleen Corp. including Regional Vice President – Central U.S. Operations, Vice President of Corporate Accounts and Senior Vice President of Sales. Mr. Correll holds a Bachelor of Sciences Degree in Business Administration from the University of Tennessee and a JD from the Nashville School of Law.

George L. Curtis is Senior Vice President – Pricing and Proposals. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a Bachelor of Arts in Biology from Columbia University.

William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served as the Commissioner of the Metropolitan Police and Chairman and Chief Executive Officer of the Metropolitan District Commission and previously served as Deputy Secretary of State and Special Assistant to The Governor of Massachusetts. Mr. Geary has been a consultant to numerous members of the U.S. Congress and The White House and holds a B.S. in Political Science and History from the University of Massachusetts/Boston, an MA in Government and Management from Northeastern University, and a JD from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

Eric W. Gerstenberg is Senior Vice President – Disposal Operations. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelor of Science degree in Engineering from Syracuse University.

Stephen H. Moynihan has served as an officer of either the Company and one or more of its subsidiaries since 1987. In September 2005, he was appointed Senior Vice President and Treasurer, prior to which he was Senior Vice President, Planning and Development. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

William F. O’Connor has served as Senior Vice President – Risk Management, after rejoining the Company in December 2002. Previously, Mr. O’Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O’Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

David M. Parry is Senior Vice President – Sales and Services. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions including Senior Vice President of Eastern Operations. He has also previously held the positions of Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a Bachelor of Science degree in Engineering from the Massachusetts Maritime Academy.

Anthony Pucillo is Executive Vice President – Sales, Marketing and Central Operations. Mr. Pucillo joined the Company in April 2003. From 2000 to 2002, Mr. Pucillo served as President, E-Business, for the America’s Region of Siemens Corporation, a global lighting, medical products, automation, information and communication company, where Mr. Pucillo was responsible for Siemens’ e-business efforts throughout North and South America. From 1995 to 2000, he was President and a member of the Board of Directors of OSRAMSYLVANIA LTD., a Siemens subsidiary headquartered in Ontario, Canada. From 1994 to 1995, he was the President of Tactician Corporation, a privately-held software corporation headquartered in Andover, Massachusetts, and from 1985 to 1994, he held a variety of positions with GTE Product Corporation, which is a division of GTE, Inc., a publicly-held lighting and components company which was acquired by Siemens in 1993. Mr. Pucillo holds a Bachelor of Arts degree from Harvard University and an MBA from Columbia University School of Business.

Phillip G. Retallick is Senior Vice President – Compliance and Regulatory Affairs. Mr. Retallick joined the Company in September 2002 in connection with the Company’s acquisition of substantially all of the assets of the Chemical Services Division of Safety-Kleen Corp. Prior to that acquisition, he served as a senior compliance officer for Safety-Kleen Services, Inc. and its predecessors, Rollins Environmental Services Company and Laidlaw Environmental Services Company. From 1975 to 1992, he held positions with the United States Environmental Protection Agency and the Delaware Department of Natural Resources and Environmental Control. He holds a Bachelor of Sciences Degree in Geosciences from the Pennsylvania State University and has also received a Graduate Certificate in Environmental Management from the University of Southern California.

James M. Rutledge is Executive Vice President and Chief Financial Officer. Mr. Rutledge joined the Company in August 2005. From 2002 to 2005, he was the Chief Financial Officer of Rogers Corporation, a publicly-held producer of highly engineered specialty materials sold in a broad range of technology markets. From 2000 to 2001, he was the Chief Financial Officer of Baldwin Technology Company, Inc., a publicly-held manufacturer of controls, accessories and handling equipment for the printing industry. From 1999 to 2000, he was Vice President of Finance and Tax of Rayonier Inc., a publicly-held manufacturer of pulp, timber and wood products. From 1979 to 1999, he held a variety of positions, including Vice President and Treasurer, with Witco Corporation, a publicly-held manufacturer of specialty chemicals. From 1976 to 1979, he was a certified public accountant with Price Waterhouse & Co. He holds a Bachelor of Arts from Assumption College and an MBA from Rutgers University.

Michael J. Twohig is Senior Vice President and Chief Information Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions the most recent of which was the Vice President of Strategic Initiatives. From 1996 to 1999 he served a Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a Building Systems company. Mr. Twohig holds an MBA from Rivier College and a Bachelor of Science degree in Accounting from Boston College.

Brian P. Weber is Senior Vice President – Transportation. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Senior Vice President of Central Services, and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below describes the “beneficial ownership” of the Company’s Common Stock as of March 1, 2006, by (i) each of the Company’s directors and the five current executive officers who were the most highly compensated during the most recently completed fiscal year, and (ii) all of the Company’s current directors and executive officers as a group. SEC Rule 13d-3 under the Securities Exchange Act of 1934 defines “beneficial ownership” to mean the right to vote or exercise investment power, or to share in the right to vote or exercise investment power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. No director or executive officer beneficially owns any Series B Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Alan S. McKim	3,645,191		18.8%
John D. Barr	10,667		*
John P. DeVillars	9,000		*
Daniel J. McCarthy	15,200	(2)	*
John T. Preston	9,000		*
Andrea Robertson	4,000		*
Thomas J. Shields	8,500		*
Lorne R. Waxlax	88,200	(3)	*
Gene A. Cookson	—		*
Anthony Pucillo	6,000		*
David M. Parry	11,000		*
William J. Geary	195		*
All current directors and executive officers as a group (21 persons)	3,937,139		20.1%

*                    Less than 1%

(1)            Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes in the numerator and denominator used for the calculation of certain of the percents of total outstanding, as appropriate, the following number of shares of the Company’s Common Stock which may be acquired under stock options which are exercisable within 60 days of March 1, 2006: Mr. Barr (5,667 shares), Mr. DeVillars (6,000 shares), Mr. McCarthy (10,000 shares), Mr. Preston (6,000 shares), Ms. Robertson (3,000 shares), Mr. Shields (8,000 shares), Mr. Waxlax (6,000 shares), Mr. Pucillo (6,000 shares), David M. Parry (11,000 shares), and all current directors and executive officers as a group (129,167 shares).

(2)            Includes 200 shares owned by Mr. McCarthy’s son as to which Mr. McCarthy shares voting and investment power.

(3)            Includes 63,200 shares held in a living trust for Mr. Waxlax’s benefit and 3,000 shares owned by Mr. Waxlax’s son as to which Mr. Waxlax shares voting and investment power.

To the Company’s knowledge, as of March 1, 2006, no person or entity “beneficially owned” (as that term is defined by the Securities and Exchange Commission) 5% or more of the total 19,432,525 shares of Common Stock or 69,000 shares of Series B Preferred Stock then outstanding, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company’s Common Stock and Series B Preferred Stock vote as a single class with respect to the election of directors and most other matters.

Name and Address	Number of Shares		Percent and Class of Stock
Alan S. McKim	3,645,191		18.8% Common Stock
Clean Harbors, Inc.
1501 Washington St.
Braintree, MA 02184
Tontine Capital Management, L.L.C.	1,314,575	(1)	6.8% Common Stock
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830
Wachovia Corporation	1,254,654	(2)	6.5% Common Stock
One Wachovia Center
Charlotte, NC 28288
Marsh & McLennan Companies, Inc.	1,225,750	(3)	6.3% Common Stock
1166 Avenue of the Americas
New York, NY 10036
Bankers Trust Company	15,000		21.7% Series B
P.O. Box 704			Preferred Stock
Bowling Green Station
New York, NY 100084

(1)            Based upon the Schedule 13G as amended through December 31, 2005, filed with the SEC, Tontine Capital Management, L.L.C. is deemed to have beneficial ownership of 1,314,575 shares of Common Stock, all of which are held by Tontine Capital Partners, L.P., which respect to which Tontine Capital Management, L.L.C. shares voting and investment power. As the managing member of Tontine Capital Management, L.L.C., Jeffrey L. Gendell may also be deemed beneficially to own the shares held by Tontine Capital Management, L.L.C.

(2)            Based upon Schedule 13G dated December 31, 2005, filed with the SEC, Wachovia Corporation is deemed to have beneficial ownership of 1,254,654 shares of Common Stock, with respect to which Wachovia Securities, LLC, Evergreen Investment Management Company, J.L. Kaplan Associates, LLC, and Wachovia Bank, N.A. (each of which is a direct or indirect subsidiary of Wachovia Corporation) hold sole power to vote as to 1,235,649 shares and sole investment power as to 1,254,654 shares.

(3)            Based upon Schedule 13G dated December 31, 2005, filed with the SEC, Marsh & McLennan Companies, Inc. is deemed to have beneficial ownership of 1,225,750 shares of Common Stock, with respect to which Putnam, LLC, Putnam Investment Management, LLC, and The Putnam Advisory Company, LLC (each of which is a direct or indirect subsidiary of March & McClennan, Inc.) hold shared voting power as to 3,052 shares and shared investment power as to 1,225,750 shares.

ELECTION OF DIRECTORS
(Item 1 on Proxy Form)

The Board of Directors of the Company is currently composed of eight directors classified into three classes. There are now two Class I directors, three Class II directors, and three Class III directors. One class of directors is elected each year for a term of three years. The term of the Class II directors, John D. Barr, John T. Preston and Lorne R. Waxlax, will expire at the 2006 Annual Meeting. The Board of Directors has fixed the number of Class II directors to be elected at the Annual Meeting at three and nominated Messrs. Barr, Preston and Waxlax to continue to serve as Class II directors.

Elections of each of the Class II directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock and Series B Preferred Stock represented at the Annual Meeting, voting as a single group. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted to elect John D. Barr, John T. Preston and Lorne Waxlax, as Class II directors of the Company for a three-year term, until the 2009 Annual Meeting of Shareholders and until their respective successors shall be duly elected. In the event that any of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company’s Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the election of Messrs. Barr, Preston and Waxlax as Class II directors.

Compensation of Directors

According to the Company’s 2000 Stock Incentive Plan approved by shareholders at the 2000 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company’s Common Stock determined by multiplying 2,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 2,000 shares of any award and as to an additional 2,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 2005, upon his election as a director to serve for a term of three years, Mr. Shields, the only non-employee elected as director during such year, received options for 6,000 shares at the market price of $18.97 per share.

The Company’s policy during 2005 was to pay each non-employee director an annual retainer fee of $25,000 plus $2,000 for each Board meeting attended, $1,000 for each committee meeting attended and $1,000 for meetings conducted by telephone conference call. The Company also paid non-employee directors an additional $1,000 for serving on the Audit Committee, Compensation Committee or Corporate Governance Committee, $7,500 for serving as Chairman of the Audit Committee, and $5,000 for serving as Chairman of the Compensation Committee or Corporate Governance Committee. The Company also paid an additional $5,000 to the Lead Director. Total fees paid to non-employee directors in 2005 were as follows: Mr. Barr, $39,000, Mr. DeVillars $35,000, Mr. McCarthy $61,500, Mr. Preston $49,000, Ms. Robertson $48,000, Mr. Shields $64,500, and Mr. Waxlax $52,000. Directors are also reimbursed for the expenses they incur in connection with service on the Board and its committees.

Board Committees and Meetings

The Board of Directors is the ultimate decision making body of the Company except with respect to those matters reserved by law or the By-Laws of the Company to the shareholders. The Board is responsible for selection of the Chief Executive Officer and for advising the Chief Executive Officer with respect to the selection of a management team, providing oversight responsibility and direction to management and evaluating the performance of management on behalf of the shareholders.

During 2005, the Board held 7 meetings, of which 4 were held by conference call. All directors attended at least 75% of each of the meetings of the Board and the committees on which they served. All members of the Board attended the annual meeting of shareholders.

The Board has established three committees, the Audit Committee, Compensation Committee and Corporate Governance Committee. The Board has determined that a majority of its members are “independent directors” as defined by the rules of the Nasdaq Stock Market. The Board has also determined that each of the committees of the Board consists solely of non-employee “independent directors,” as defined by the rules of the Nasdaq Stock Market which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his ability to exercise independent judgment. In addition, there are no interlocks between the members of the Compensation Committee and the compensation committee of any other entity. Based upon their training and experience as described above under “Directors and Executive Officers of the Company,” the Board has also determined that each of Andrea Robertson and Thomas J. Shields qualifies as an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. All members of the committees are appointed by the Board, and each committee operates under a charter approved by the Board. These charters are available on the Company’s website at www.cleanharbors.com.

Audit Committee

During 2005, Thomas Shields, Chairman, John Preston and Andrea Robertson served on the Audit Committee for the full year. In addition, John Kaslow served as a member of the Audit Committee until his retirement from the Board of Directors in May 2005. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company’s internal accountants and the Company’s  independent registered public accounting firm. During 2005, there were 13 meetings of the Audit Committee, of which 6 were held by conference call.

Compensation Committee

During 2005, Daniel McCarthy, Chairman, John Barr and Lorne Waxlax served on the Compensation Committee for the entire year. The primary responsibilities of the Compensation Committee are the recommendation of a compensation package for the Chief Executive Officer to the full Board of Directors, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies, and management of the Company’s equity incentive and employee stock purchase plans. The Committee also works with the Chief Executive Officer in developing annual goals for the Chief Executive Officer and his senior executive staff and evaluates their success in achieving those goals at the end of each year. The Compensation Committee held 5 meetings during 2005, of which 1 was held by telephone conference call.

Corporate Governance Committee

During 2005, Lorne Waxlax, Chairman and Daniel McCarthy served on the Corporate Governance Committee for the entire year. In addition, John Kaslow served as a member until his retirement from the Board of Directors in May 2005, when Thomas Shields was appointed to serve in his place. The primary responsibilities of the Corporate Governance Committee are to serve as a nominating committee for directors and board officers, recommend committee structures, review director compensation, monitor the Company’s social responsibility programs and assist the Board in reviewing the performance of the Board and the Chief Executive Officer. The Committee met 3 times during 2005. None of these meetings was held by conference call.

The Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors which include, in addition to high personal and professional ethics, integrity and values, particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, marketing, sales and management, and personal, educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending directors who provide a diversity of experiences and will best perpetuate the success of the business and exercise sound judgment in representing the interests of shareholders. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and contributions to the activities of the Board. In the past, nominees for the Board have been submitted by members of the Board. However, the Corporate Governance Committee will also consider shareholder recommendations for Board candidates. For the 2007 annual meeting of shareholders, names of potential Board candidates should be received no later than January 15, 2007. The Committee will use the same evaluation method described above in assessing any candidates recommended by shareholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve, and evidence of the nominating person’s ownership of Company stock, should be sent to the Chairman, Corporate Governance Committee, at the address of the Company.

Shareholders and other interested parties may communicate with the Board by mail or electronically. To communicate with the Board, correspondence should be addressed to Daniel J. McCarthy, Lead Director, c/o General Counsel and Assistant Secretary, Clean Harbors, Inc., PO Box 859048, 1501 Washington Street, Braintree, MA 02185-9048, or gearyb@cleanharbors.com. All correspondence received as such will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to directors. Any communication that is not in the nature of advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution to the other members of the Board.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) consists of three independent directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company’s equity incentive and employee stock purchase plans.

Executive Compensation

The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary “at-risk”, and awards of long-term equity incentives through either non-qualified stock options or restricted stock awards. In addition, in 1998 the Company instituted an Executive Retention Plan in order to help retain certain key employees.

Base compensation and benefits for 2005 were determined based upon a current analysis and previous studies of comparable industry groups. Bonuses for the Chief Executive Officer were based on the attainment of specific objectives. For other senior managers, the Committee approved an incentive bonus programs for 2005. The Company’s 2005 Management Incentive Program (“MIP”) covered 143 management positions. Under the MIP, an individual could earn a bonus based upon Company-wide success in meeting management’s goals, based upon thresholds of achievements of earnings before interest, taxes, depreciation and amortization (“EBITDA”), and certain individuals were eligible to receive an additional bonus based on specific goals and objectives. Payouts under the MIP for 2005 totaled $2,436,409 and payments to individual participants ranged from $708 to $120,000.

The final element of compensation for executives is long-term equity incentives through grants of either non-qualified stock options or restricted stock awards. Awards are designed to align the interests of executives with those of shareholders of the Company and to encourage long-term retention of executives through periodic vesting. Stock option awards made during 2004 were at current market prices and most vest 20% at the end of each successive year of service. During 2005, 15,000 stock options were granted to two employees of the Company. In November 2005, the Compensation Committee granted to six employees an aggregate of 37,950 shares of restricted stock. Under such restricted stock awards, the restricted shares will vest over five years subject to continued employment. Individual awards of restricted shares ranged from 3,000 to 14,300 per employee, each based upon the individual’s position and ability to positively impact Company results, adjusted according to his or her performance rating. The Chief Executive Officer, Alan S. McKim, did not receive any options or restricted stock awards during 2005, nor during any previous year.

On March 17, 2006, the Compensation Committee granted under the 2000 Stock Incentive Plan to 51 employees performance-based restricted stock awards for an aggregate of 71,292 shares. Those awards will require, in addition to continued employment by the grantees, that the Company satisfy certain performance goals relating to revenue during the years ending December 31, 2006 and 2007 in order for the restricted shares to vest. During the remainder of 2006 and subsequent years, the Compensation Committee intends to make most or all of its long-term equity incentive grants in the form of performance-based restricted stock awards made under the 2000 Stock Incentive Plan requiring for vesting, in addition to continued employment, the satisfaction by the Company of performance goals established at the beginning of each year by the Committee with advice from the Company’s senior management. However, the Committee may also continue to make certain grants under the 2000 Plan in the form of non-qualified stock options or restricted stock awards requiring continued employment for vesting but without performance goals if the Committee believes such awards are in the best interest of the Company and its shareholders.

In 1998, the Company instituted an Executive Retention Plan (the “Retention Plan”), which currently covers 13 members of senior management. The Retention Plan provides for severance payments for terminations other than for “cause” in exchange for one-year non-competition agreements. For terminations other than for cause and not related to a change in control, the Retention Plan calls for the payment of up to one year of base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company’s normal executive salary payment polices, plus up to one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), the executive will receive severance benefits equal to one year’s base salary and benefits if his or her employment with the Company is terminated for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive the same severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive’s position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits. Under the Retention Plan, one year’s base salary is payable within 30 days after termination of employment relating to a Change in Control.

Chief Executive Officer Compensation

During 2005, base compensation of the Chief Executive Officer, Alan S. McKim, was $450,000. Mr. McKim’s incentive compensation for 2005 was based upon the Company’s achievement of a base line EBITDA goal, refinancing and reduction of the Company’s debt, improvement of health and safety, improvement of the collection of receivables, and various other goals. Based upon his accomplishments during 2005, Mr. McKim was awarded a bonus of  $500,000.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers to the extent that annual compensation paid to any such officer exceeds $1 million. In order to facilitate the Company’s future ability to fully deduct compensation income paid to its executive officers, the Company amended in 2005 the Company’s 2000 Stock Incentive Plan so as to permit the Compensation Committee to structure stock option grants and restricted stock awards in a manner intended to allow deductions under Code Section 162(m). The Compensation Committee intends to structure stock option grants and restricted stock awards in such a manner  unless the Committee determines that such compliance would not be in the best interests of the Company or its shareholders.

The foregoing report is provided by the following independent directors, who constitute the Compensation Committee.

Daniel J. McCarthy, Chairman
John D. Barr
Lorne R. Waxlax

Compensation of Executive Officers

The following table sets forth compensation information for (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company and its subsidiaries that were serving as executive officers at the end of 2005.

Summary Compensation Table

					Long-Term
					Compensation (1)
					Securities
					Underlying
					Options
	Annual Compensation				Granted	All Other
Name and Principal Position	Year	Salary	Bonus	Other	(shares)	Compensation (2)
Alan S. McKim	2005	$450,000	$500,000	$552	—	—
Chairman of the Board,	2004	450,000	400,000	360	—	—
President and Chief	2003	450,000	—	360	—	—
Executive Officer
Eugene A. Cookson	2005	$300,000	$243,000	$360	—	—
Executive Vice President –	2004	300,000	166,928	360	—	—
Business Line Management *	2003	300,000	—	360	—	—
Anthony Pucillo (3)	2005	$248,750	$294,000	$360	—	—
Executive Vice President –	2004	245,000	295,491	360	—	—
Sales, Marketing and	2003	175,426	—	240	40,000	58,631
Central Operations *
David M. Parry	2005	$219,327	$212,500	$4,689	—	—
Senior Vice President –	2004	175,000	118,208	4,491	—	—
Sales and Services *	2003	175,000	—	4,312	—	—
William J. Geary	2005	$225,000	$152,500	$8,382	—	—
Executive Vice President and	2004	150,000	116,156	8,382	—	—
General Counsel	2003	150,000	65,000	8,232	—

*                    CleanHarbors Environmental Services, Inc.

(1)            No restricted stock or stock appreciation rights (“SARs”) were awarded to any of the named individuals during 2005, 2004 or 2003 or were held at the end of 2005. The Company does not have a long-term cash incentive plan, pension plan or compensation plan under which any of the named individuals participates.

(2)            Consists of relocation costs for Mr. Pucillo paid in 2003.

(3)            Mr. Pucillo commenced active employment with the Company in April 2003.

Stock Option/SAR Grants

During 2005, there were no stock options or stock appreciation rights (“SARs”) granted to individuals named in the Summary Compensation Table.

Under the terms of the Company’s equity incentive plans, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. During 2005, no stock options were repriced.

Option Exercises and Year-End Option Values

The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company’s Common Stock in 2005 were $36.59 and $13.74. The last sale price at year-end was $28.81. No stock appreciation rights (“SARs”) were exercised during 2005 or held by such individuals at year-end.

Option Exercises in 2005

	Number of Shares		Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name	Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan S. McKim	—	$ —	—	—	$ —	$ —
Eugene A. Cookson	78,000	1,349,530	20,000	20,000	511,000	511,000
Anthony Pucillo	10,000	97,295	6,000	24,000	108,174	432,696
David M. Parry	30,935	560,228	9,000	9,000	196,840	174,630
William J. Geary	—	—	—	—	—	—

Termination of Employment and Change of Control Agreements

The Company does not have any employment agreements with its executive officers. The Company provides “change of control” protection under stock option and restricted stock award agreements granted to executive officers. Some of those agreements provide that options or restricted stock will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within 12 months of a change of control, the employee’s options become fully vested.

As discussed more fully in the Compensation Committee Report, the Company has an Executive Retention Plan (“Retention Plan”) that now covers 13 members of executive and senior management. The Retention Plan provides for severance payments equal to one year’s base salary for terminations that are due to a “Change in Control” of the Company as that term is defined in the Retention Plan. In addition to severance, the Retention Plan provides for up to one year of continued employee benefits, if any, available to the executive at the time of his or her termination of employment.

Certain Transactions

In October 2003, the Company engaged BlueWave Strategies, LLC (“BlueWave”), a company in which one of its directors, John P. DeVillars, is a controlling member, to provide advisory services on environmental regulatory matters and internal environmental operating systems. The engagement, which was originally for a six-month term, involves the payment of a retainer fee of $10,000 per month. After review and approval of the Audit Committee of the Company’s Board of Directors, which is responsible for the review of related party transactions, the engagement has been extended at the same monthly fee. During the years ended December 31, 2003, 2004 and 2005, the Company paid to BlueWave under his engagement aggregate consulting fees of $30,000, $120,000 and $120,000, plus expense reimbursements of $504, $2,838, and $3,019, respectively.

In addition, after review and approval by the Audit Committee, the Company entered in December 2004 into a separate consulting arrangement with BlueWave under which BlueWave has agreed to advise the Company with respect to a potential form of certification by the U.S. Environmental Protection Agency which will permit a level of self regulation by the Company. For providing such consulting services, the Company agreed to pay BlueWave $30,000 (with certain adjustments) plus certain expenses to be incurred by BlueWave in providing such services. The Company paid to BlueWave $16,500 in consulting fees for both the years ended December 31, 2004 and 2005. Expense reimbursements for this consulting project were $962 and $3,148 for the years ended December 31, 2004 and 2005, respectively.

Appointment of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors. The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent public accounting firm for the year ending December 31, 2006. Deloitte served as the Company’s independent public accounting firm for the year ended December 31, 2005. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the years ended December 31, 2004 and 2003. The Audit Committee of the Company’s Board of Directors dismissed PwC as the Company’s independent registered public accounting firm on September 30, 2005. On October 4, 2005, the Audit Committee engaged Deloitte  as the Company’s new independent registered public accounting firm for its year ending December 31, 2005.

The reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2003, and through September 30, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2004 and 2003, and through September 30, 2005, there were no “reportable events” described under Item 304(a)(1)(v) of Regulation S-K, except as described below in this paragraph. As described in Item 9A of the Company’s Form 10-K/A for the year ended December 31, 2004, the Company had as of December 31, 2004 a material weakness in internal control over financial reporting relating to the completeness and accuracy of its self-insured workers’ compensation and motor vehicle liability reserves. Remediation efforts relating to such weakness are described in that Item of the Company’s Form 10-K/A for the year ended December 31, 2004, and in Item 4 of the Company’s Form 10-Q for the quarter and six-month period ended June 30, 2005. As described in Item 9A of the Company’s Form 10-K for the year ended December 31, 2003, the Company also had as of December 31, 2003, a material weakness relating to the reconciliation and calculation of deferred revenue. Remediation efforts relating to that weakness are described in that Item of the Company’s Form 10-K for the year ended December 31, 2003. The Company has authorized PwC to respond fully to the inquiries of Deloitte  concerning the subject matter of such material weaknesses.

In deciding to engage Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte  and concluded that Deloitte  has no commercial relationship with the Company that would impair its independence.

During the two most recent fiscal years of the Company ended December 31, 2004, and the subsequent interim period through October 4, 2005, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Related Fees

In addition to retaining Deloitte to audit the Company’s consolidated financial statements for the year ended December 31, 2005, and PwC to audit the Company’s consolidated financial statements for the year ended December 31, 2004, the Company and its subsidiaries retained Deloitte to provide tax and certain other services for 2005 and PwC to provide tax and certain other services for 2004. In addition, the Company and its subsidiaries retained PwC to perform certain services (consisting primarily of reviews of the Company’s unaudited financial statements included in the Company’s Form 10-Q Reports) relating to the portion of 2005  prior to PwC’s dismissal on September 30, 2005 by the Company’s Audit Committee. The aggregate fees and expenses billed for 2005 and 2004 for these services were as described in the following table. All of such amounts for 2005 were billed by Deloitte (except for $403,184 billed by PwC), and all of such amounts for 2004 were billed by PwC:

	For the Year
	2005	2004
Audit Fees	$2,728,259	$2,564,020
Audit-Related Fees	277,401	265,787
Tax Fees	45,274	512,140
All Other Fees	5,000	—
	$3,055,934	$3,341,947

Audit Fees ($2,728,259 for 2005 and $2,564,020 for 2004) include fees and expenses for services rendered in connection with the audits of the Company’s consolidated annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements included in the Company’s Form 10-Q reports, and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of the financial statements and internal controls over financing reporting, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($277,401 for 2005 and $265,787 for 2004) include fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category normally, include benefit plan audits, other accounting consulting, and vendor and customer compliance audits. For 2005, Audit-Related Fees included preparation of “comfort letters” and consents and performance of various audit-related services related to the public offering of the Company’s common stock which was completed in December 2005. For 2004, Audit-Related Fees included preparation of a “comfort letter” and performance of various other audit-related services relating to the issuance of senior secured notes in connection with the refinancing of the Company’s outstanding debt which was completed in June 2004.

Tax Fees ($45,274 for 2005 and $512,140 for 2004) include fees and expenses for tax compliance, tax planning, and tax advice (including tax return preparation), refund claims, assistance with tax audits and appeals, and advice related to acquisitions. Tax Fees for 2004 include tax planning relating to the  restructuring of the Company’s Canadian subsidiaries which occurred in the year.

All Other Fees ($5,000 for 2005 and $0 for 2004) include fees and expenses for services which do not fall within the categories described above.

The Audit Committee of the Board of Directors follows procedures designed to ensure that all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. All of the services described above for 2005 and 2004 were pre-approved by the Audit Committee. The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm, which was Deloitte for 2005 and PwC for 2004, and the Company’s management. The Audit Committee also monitors the Company’s compliance with restrictions put in place to continue to ensure that the services provided by the Company’s independent registered public accounting firm are consistent with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is now comprised of the three directors named below. The Company’s Board of Directors has determined that each member of the Committee is an independent director (as independence is defined in NASDAQ listing standards applicable to membership on audit committees). In addition, the Company’s Board of Directors has determined, based upon their education and experience, that each of Andrea Robertson and Thomas J. Shields is an “audit committee financial expert” as defined by Item 401(h) of Regulation SK under the Securities Exchange Act of 1934. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of that charter, as most recently revised by the Board of Directors on February 7, 2004, is available on the Company’s website at www.cleanharbors.com. The Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the Company’s internal controls over financial reporting. The Committee has discussed with the Company’s independent registered public accounting firm, which was Deloitte & Touche LLP (“Deloitte”) for 2005 and PricewaterhouseCoopers LLP (“PwC”) for 2004, the matters that are required to be discussed by Statement on Auditing Standards No. 61 “Communication With Audit Committees.” Deloitte and PwC have also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and the Committee discussed with Deloitte and PwC those firms’ independence. The Committee also considered whether the provision by Deloitte and PwC of non-audit related services, which for 2005 and 2004 consisted primarily of tax services, is compatible with the independence.

Based on the considerations referred to above, the Committee recommended to the Board of Directors that the financial statements audited by Deloitte for 2005 and PwC for 2004 be included in the Company’s Annual Report on Form 10-K for 2005 and that Deloitte be appointed as the Company’s independent registered public accounting firm for 2006. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Thomas J. Shields, Chairman
John T. Preston
Andrea Robertson

Performance Graph

The following graph compares the five-year return from investing $100 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by CoreData. The environmental services group used by CoreData includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 2000, when the Company’s Common Stock closed at $1.78 per share.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CLEAN HARBORS, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons (except for certain institutional investors) who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2005 such filing requirements were satisfied on a timely basis, except that George Curtis, William O’Connor and Eugene Cookson were each late in filing one report on Form 4 describing a change of ownership of their respective shares, and that James Rutledge, Anthony Pucillo and Brian Weber were each late in filing a Form 3 describing their becoming subject to Section 16.

SHAREHOLDER PROPOSALS

Proposals which qualified shareholders intend to present at the 2007 Annual Meeting must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting no later than January 15, 2007.

Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2007 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices not later than January 15, 2007. The written notice must satisfy certain requirements specified in the Company’s By-Laws. A copy of the By-Laws as now in effect is available over the Internet at the SEC’s website at http://www.sec.gov as Exhibit C to the proxy statement for the Company’s annual meeting of shareholders held on May 12, 2005, and may also be obtained without cost by writing to Clean Harbors Environmental Services, Inc., 1501 Washington Street, Braintree, MA  02184-7535, Attention:  Executive Office.

OTHER MATTERS

THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY’S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02184-7535, TELEPHONE (781) 849-1800, EXT. 4454, ATTENTION: EXECUTIVE OFFICES.

Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

By Order of the Board of Directors,
C. Michael Malm, Secretary

April 14, 2006

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

ANNUAL MEETING OF SHAREHOLDERS OF

CLEAN HARBORS, INC.

May 19, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.                To elect the nominees listed below as Class II directors of the Company for a three-year term, until the 2009 Annual Meeting of Shareholders and until their respective successors shall be duly elected:

NOMINEES:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES
☐	FOR ALL EXCEPT	☐ John D. Barr ☐ John T. Preston ☐ Lorne R. Waxlax
(See instructions below)

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

This proxy, when properly executed, will be voted in the manner directed above. If no direction is made, this proxy will be voted for the election as director of all three nominees listed above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method   ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLEAN HARBORS, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Alan S. McKim, Stephen H. Moynihan and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on Friday, May 19, 2006, at the Langham Hotel, 250 Franklin Street,  Boston, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.